UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 26, 2017 (December 19, 2017)

TECHCARE CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55680

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

23 Hamelacha Street, Park Afek, Rosh Ha’ain, Israel	4809173
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 20, 2017, TechCare Corp. (the “Registrant”) entered into a subscription agreement (the “Geliko Subscription Agreement”) with Geliko LLC Defined Benefit Plan (“Geliko”). Under the Geliko Subscription Agreement, the Registrant issued and sold to Geliko 223,214 shares of common stock of the Registrant, par value $0.0001 each (the “Shares”), at a price per share of $0.224, for an aggregate consideration for $50,000.

On December 19, 2017, the Registrant entered into a subscription agreement (the “Nacht Subscription Agreement”) with Mr. Marius Nacht (“Nacht”). Under the Nacht Subscription Agreement, the Registrant issued and sold to Nacht 1,785,714 Shares, at a price per share of $0.224, for an aggregate consideration for $400,000.

The Shares issued pursuant to the aforementioned subscription agreements have been offered pursuant to Regulation D or Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and therefore will be restricted securities and may be offered and resold only in transactions that are exempt from registration under the Securities Act and other applicable securities laws. Mr. Marius Nacht is not a “U.S. Person,” as such term is defined under Rule 902 of Regulation S.

The above-referenced restricted shares represent in the aggregate 7.78% of the issued and outstanding stock capital of the Registrant immediately after the issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Shlomi Arbel
Name:	Shlomi Arbel
Title:	Chief Executive Officer

Date: December 26, 2017